As filed with the Securities and Exchange Commission on May 24, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1546236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended

(Full Title of the Plan)

John F. Runkel, Jr.

General Counsel and Corporate Secretary

Synopsys, Inc.

690 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended	3,200,000	$114.69	$367,008,000	$44,481.37

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Synopsys, Inc.’s (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 22, 2019 as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

The Registrant has filed this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional 3,200,000 shares of Common Stock issuable to eligible persons under the Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended (the “Equity Incentive Plan”).

The Registrant previously filed Form S-8 Registration Statements Nos. 333-134899 , 333-157791, 333-174587, 333-181875, 333-189019 , 333-196428, 333-206458 , 333-213246, 333-217177 and 333-225237 relating to shares of Common Stock issuable under the Equity Incentive Plan (together, the “Prior Equity Incentive Plan Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Equity Incentive Plan Registration Statements relate. Pursuant to General Instruction E of Form S-8, the contents of the Prior Equity Incentive Plan Registration Statements are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, filed with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 17, 2018;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2019 and April 30, 2019, filed with the Commission, pursuant to the Exchange Act, on February 25, 2019 and May 24, 2019, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission, pursuant to the Exchange Act, on February 28, 2019 and April 9, 2019 ; and

(d) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 17, 1992, including any amendment or report filed for the purpose of updating such description (Commission File No. 000-19807).

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description	Incorporated By Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	10-K	000-19807	3.2	12/17/18

4.1	Specimen Common Stock Certificate (P)	S-1	33-45138	4.3	02/24/92 (effective date)

5.1	Opinion of Jones Day					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Jones Day (included in Exhibit 5.1)					X

24.1	Power of Attorney (included in signature page)					X

99.1	Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended	8-K	000-19807	10.4	4/9/2019

(P)	Paper exhibit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 24th day of May, 2019.

SYNOPSYS, INC.

By:	/s/ John F. Runkel, Jr.
Name: John F. Runkel, Jr.
Title: General Counsel and Corporate Secretary

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trac Pham and John F. Runkel, Jr., and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aart J. de Geus	Co-Chief Executive Officer (Co-Principal Executive
Aart J. de Geus	Officer) and Chairman of the Board of Directors	May 24, 2019

/s/ Chi-Foon Chan	Co-Chief Executive Officer (Co-Principal Executive
Chi-Foon Chan	Officer), President and Director	May 24, 2019

/s/ Trac Pham	Chief Financial Officer (Principal Financial Officer)
Trac Pham		May 24, 2019

/s/ Sudhindra Kankanwadi	Vice President, Corporate Controller (Principal
Sudhindra Kankanwadi	Accounting Officer)	May 24, 2019

/s/ Janice D. Chaffin	Director
Janice D. Chaffin		May 24, 2019

/s/ Bruce R. Chizen	Director
Bruce R. Chizen		May 24, 2019

/s/ Mercedes Johnson	Director
Mercedes Johnson		May 24, 2019

/s/ Chrysostomos L. Nikias	Director	May 24, 2019
Chrysostomos L. Nikias

/s/ John G. Schwarz	Director	May 24, 2019
John G. Schwarz

/s/ Roy Vallee	Director	May 24, 2019
Roy Vallee

/s/ Steven C. Walske	Director	May 24, 2019
Steven C. Walske